UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2018

Viking Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-29219	98-0199508
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4200 Montrose, Suite 410 Houston, Texas	77006
(Address of principal executive offices)	(zip code)

(212) 653-0946
(Registrant’s telephone number, including area code)

____________________________________________
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 16, 2018, Viking Energy Group, Inc. (the “Company”) entered into an employment agreement, restricted stock agreement, and warrant with Timothy Swift, appointing Mr. Swift as Executive Vice President and Chief Operating Officer of the Company. The employment agreement was to be considered effective as of March 19, 2018, and the restricted stock agreement and warrant were to be considered effective as of April 1, 2018.

Mr. Swift has more than 17 years’ experience in the financial services industry with a focus on energy and energy related companies. Mr. Swift’s experience includes research and trading of both credit and equity products. Most recently, Mr. Swift focused exclusively on the private placement of highly structured middle market credit products. Prior to joining the Company, Mr. Swift was a founding partner and Managing Director on the Debt Capital Markets desk at Cantor Fitzgerald & Co. Before Cantor, Mr. Swift was a Vice President on the Cowen & Co debt capital market team. At both Cantor Fitzgerald & Co and Cowen & Co, Mr. Swift participated in more than 50 transactions raising over $5.5 billion. Prior to Cowen & Co, Mr. Swift served in various capacities at R.W. Pressprich and CRT Capital Group. Mr. Swift is 43 years old and holds a B.S. in Finance from Babson College.

Pursuant to Mr. Swift’s employment agreement with the Company, Mr. Swift is to receive an annual base salary of $275,000 and is eligible to receive, at the discretion of the Company’s Board of Directors, an annual bonus of up to 110% of his base salary and incentive equity compensation equal approximately 130% of his base salary. Pursuant to the restricted stock agreement, Mr. Swift is to receive 1,000,000 shares of the Company’s common stock, with 50% of the shares vesting immediately and the remaining shares vesting on October 1, 2018, unless Mr. Swift has resigned from employment or has been terminated for cause on or prior to that time. Pursuant to the warrant, Mr. Swift received the right to purchase 3,500,000 shares of the Company’s common stock at $0.30 per share exercisable through April 1, 2023, with (i) 1,000,000 of the warrant shares vesting immediately; (ii) 2,000,000 of the warrant shares vesting on July 1, 2018, or another date as agreed in writing by both parties so long as the Company has closed a financing transaction consolidating the Company’s debt, has raised an additional $5,000,000 in financing at such time, and Mr. Swift has not resigned from employment or been terminated for cause at that time; and (iii) 500,000 of the warrant shares vesting on December 31, 2018, so long as Mr. Swift has not resigned from employment or been terminated for cause at that time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viking Energy Group, Inc.

Dated: April 18, 2018	By:	/s/ James Doris
James Doris
CEO & Director

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